UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

DIRECTOR'S DECISION NOT TO STAND FOR RE-ELECTION

On March 18, 2013, Anne M. VanLent notified the Board of Directors (the “Board”) of Integra LifeSciences Holdings Corporation (the “Company”) that she would not stand for re-election as a director at the Company's 2013 Annual Meeting of Stockholders on May 22, 2013. A copy of Ms. VanLent's letter to the Board is attached as Exhibit 17.1 to this Current Report on Form 8-K and is incorporated by reference herein.

(d)

APPOINTMENT OF NEW DIRECTOR

On March 18, 2013, the Board of the Company appointed Lloyd W. Howell, Jr., age 46, as a director of the Company, effective March 18, 2013. The press release issued by the Company announcing his appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Howell is an Executive Vice President at Booz Allen Hamilton, where he has held a variety of leadership positions since originally joining the firm in 1988 as a consultant. He serves as the Civil Market Group Leader of Booz Allen Hamilton. From 2009 to 2013, he served as the Client Service Officer of the Financial Services Account in the Civil Market at Booz Allen Hamilton where he led the business in delivering the firm's strategic, technology and analytics capabilities and service offerings to both the federal and private sectors. From April 2005 to April 2009, he served as the Strategy and Organization's Capability Leader at Booz Allen Hamilton, a group that he has been a member of since 1995. Prior to that, from 1993 to 1995, he worked at Goldman Sachs as an Associate in their Investment Banking Division. Currently, Mr. Howell is a board member of the United Negro College Fund, Partnership for Public Service, Capital Partners for Education, Management Leadership for Tomorrow and the Committee for Economic Development. Mr. Howell received a B.S. in Electrical Engineering from the University of Pennsylvania and an M.B.A. from Harvard University.

The Compensation Committee of the Board approved the following non-employee director compensation for Mr. Howell serving as a director for the period from March 18, 2013 through May 22, 2013, the date of the Company's 2013 Annual Meeting of Stockholders:

•	The payment of a retainer of $18,750 in cash on or around May 22, 2013 (1/4 of the current annual retainer for directors); and

•
The grant of 625 restricted shares of the Company's common stock (1/4 of the current annual equity grant for directors) on March 18, 2013, which vest on a quarterly basis over a twelve month period from the grant date.

Item 8.01. Other Events

On March 18, 2013, the Board nominated Barbara B. Hill, age 60, for election as a director of the Company at the Company's 2013 Annual Meeting of Stockholders on May 22, 2013. The press release issued by the Company announcing the nomination for election of Ms. Hill to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Ms. Hill is currently an Operating Partner of Moelis Capital Partners, a private equity firm, where she focuses on healthcare-related investments and providing strategic operating support for its healthcare portfolio companies. She has served as an Operating Partner of Moelis Capital Partners since March 2011.

From March 2006 to September 2010, Ms. Hill served as Chief Executive Officer and a director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company. Prior to that, from August 2004 to March 2006, she served as Chairman and Chief Executive Officer of Woodhaven Health Services, an institutional pharmacy company. In addition, from 2002 to 2003, Ms. Hill served as President and a director of Express Scripts, Inc., a pharmacy benefits management company. In previous positions, Ms. Hill was responsible for operations nationally for Cigna HealthCare, and also served as the CEO of health plans owned by Prudential, Aetna, and the Johns Hopkins Health System.  She was active with the boards or committees of the Association of Health Insurance Plans and other health insurance industry groups. Currently, she serves as a board member as well as a member of the audit and compensation committees of St. Jude Medical Corporation, a medical device company. In addition, Ms. Hill serves as a board member of Revera Inc., a Canadian company operating senior facilities throughout Canada and the U.S. Ms. Hill received B.A and M.S. degrees from the Johns Hopkins University.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

-------------------	---------------------------

17.1	Letter, dated March 18, 2013 from Anne M. VanLent to the Board

99.1	Press release issued March 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

	By:	/s/ John B. Henneman, III
John B. Hennman, III
Date: March 18, 2013	Title:	Corporate Vice President, Finance and Administration and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

-------------------	---------------------------

17.1	Letter, dated March 18, 2013 from Anne M. VanLent to the Board

99.1	Press release issued March 18, 2013